Exhibit 5.1

Museum Tower

150 West Flagler Street, Suite 2200

Miami, FL 33130

(305) 789-3200

stearnsweaver.com

April 19, 2021

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

    Re: Bluegreen Vacations Holding Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel to Bluegreen Vacations Holding Corporation, a Florida corporation (the “Company”), in connection with the registration by the Company of shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) pursuant to the Registration Statement on Form S-4 (as amended or supplemented, and together with all annexes and exhibits thereto, as amended, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Class A Common Stock referenced above (the “Shares”) are to be issued in connection with the statutory, short-form merger (the “Merger”) under Section 607.1104 of the Florida Business Corporation Act and pursuant to the Plan of Merger anticipated to be made and entered into by the Company thereunder, as described in the Registration Statement (the “Plan of Merger”).

In connection with this opinion, we have examined the Registration Statement, the form of Plan of Merger, the Company’s Amended and Restated Articles of Incorporation, as amended to date, and the Company’s Bylaws, as amended to date, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares.

In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation, (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of such latter documents, (iv) the genuineness of all signatures, (v) that actual information supplied to us was accurate, true and complete, and (vi) that the Plan of Merger will be duly executed as contemplated by the Registration Statement. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents, officers and representatives of the Company and such other certificates as we deemed relevant.

Based upon and subject to the foregoing qualifications, assumptions and limitations, and the further limitations set forth below, we are of the opinion that, following the due execution of the Plan of Merger, the effectiveness of the Registration Statement, the effectiveness of the Merger pursuant to the Plan of Merger, and the issuance and delivery of the Shares in accordance with the Plan of Merger, the Shares will be validly issued, fully paid and non-assessable.

In addition, the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” subject to the qualifications and limitations set forth therein, represents our opinion with respect to the subject matter thereof.

We are licensed to practice law only in the State of Florida. Our opinion herein is expressed solely with respect to the applicable laws of the State of Florida and federal law of the United States of America. We do not express any opinion as to any other laws, statutes, ordinances, rules, or regulations nor the effect that any such laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein.

We are opining only as to the matters expressly set forth herein and solely for the benefit of the Company in connection therewith, and no opinion is implied or should be inferred as to any other matters. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours, /s/ STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.